SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         5TH AVENUE CHANNEL CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)

Florida                                                 59-3175814
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(State of other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

3957 NE 1639rd Street                      North Miami Beach, Florida   33487
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             (Address of Principal Executive Offices)                (Zip Code)

      Consulting Agreements Between 5Th Avenue Channel Corporation and
      -----------------------------------------------------------------
                        Gerald Parker and Andrew Badolato
                            (Full Title of the Plan)

                                  Melvin Rosen
                            5th Avenue Channel Corp.
                              3957 NE 163rd Street
                       North Miami Beach, Florida 33160
                       --------------------------------
                   (Name and address of agent for service)

                                  305-947-3010
                                  ------------
         (Telephone, number, including area code, of agent for service)





                         CALCULATION OF REGISTRATION FEE

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  Title of        Amount to     Proposed        Proposed       Amount of
 Securities           be         maximum         maximum      registration
    to be         registered    offering        aggregate         fee
 registered                     price per       offering
                                share(1)         price
-------------------------------------------------------------------------------
 Common Stock,   1,000,000       $ .41          410,000         108.24
 $.01 par value   shares
-------------------------------------------------------------------------------

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(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Registrant's common stock on October 18, 2000.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference into this Registration
Statement:

        A. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

        B. The Registrant's Quarterly Report on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000; and

        C. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the SEC, as such description is updated in any amendment to the Form 8-A. Any 8-K's since January 1, 2000.

              In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

              Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

              Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such Statutes. The Registrant's Articles of Incorporation and

Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

ITEM 7.  EXEMPTION FOR REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1   Consulting Agreements(2)
         5.1   Opinion and Consents of Broad and Cassel
         5.2   Opinion and Consents of Rachlin, Cohen, & Holtz
         24    Power of Attorney

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

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(2) Shares registered are to be issued pursuant to a Consulting Agreement dated
September 14, 2000 by and between Gerry Parker and 5th Avenue Channel Corp and another Consulting Agreement dated September 14, 2000 between Andrew Badolato and 5th Avenue Channel Corp.

             c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami Beach, State of Florida on this 18th day of October, 2000.

                                    5TH AVENUE CHANNEL CORP.

                                    By: /s/ MELVIN ROSEN
                                       --------------------------------
                                            Melvin Rosen
                                            CEO/President

                                  EXHIBIT INDEX

         EXHIBIT             DESCRIPTION

           4.1               Consulting Agreements (2)
           5.1               Opinion  and Consents of Broad and Cassel
           5.2               Opinion and Consents of Rachlin, Cohen & Holtz
           24                Power of Attorney